CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to the Registration Statement (Form N-2, No. 333-181853) of MacKenzie Realty Capital, Inc., of our report dated September 22, 2015, relating to the financial statements of Mackenzie Realty Capital, Inc., as of June 30, 2015 and 2014, and for the years ended June 30, 2015, 2014 and 2013, and to the reference to our firm as "experts" under the heading "Independent Registered Public Accounting Firm" in the Prospectus, which is part of this Registration Statement

San Francisco, California
November 3, 2015